Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

Cellular Biomedicine Group, Inc.
530 University Avenue, #17
Palo Alto, CA 94301

September 26, 2014

Ladies and Gentlemen:

Reference is made to that certain Framework Agreement dated August 2, 2014, by and among Cellular Biomedicine Group, Inc. (the “Company”), Cellular Biomedicine Group HK Limited, Cellular Biomedicine Group Shanghai  Limited, Beijing Agreen Biotech Co. Ltd. (“Agreen”), and the shareholders of Agreen (the “Framework Agreement”).

In recognition of the benefit that the transactions contemplated by the Framework Agreement will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, that, during the period beginning on the date of this Agreement (the “Closing Date”) and ending twelve (12) months after such date (the “Lockup Period”), the undersigned will not, without the prior written consent of the Company, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Company securities, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Company securities.

Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Company security (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company security subject to the restrictions set forth herein.

For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby authorizes the Company during the Lock-up Period to cause any transfer agent for the Company securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Company securities subject to restriction hereunder for which the undersigned is the record holder and, in the case of any Company security for which the undersigned is the beneficial but not the record holder, agrees during the Lock-up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to such Company securities.

The undersigned hereby represents and warrants to the Company that the undersigned has full power and authority to enter into this agreement and that this agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date hereof.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.  Delivery of a signed copy of this letter by facsimile or other electronic transmission shall be effective as delivery of the original hereof.

HOLDER:

By:
Name: